UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 7.01: Regulation FD Disclosure.

On February 15, 2011, the Company announced that it has entered into definitive agreements to acquire the majority of the real estate investment management business of Netherlands-based ING Group N.V. (ING) for approximately $940 million in cash. The acquisitions include substantially all of the ING Real Estate Investment Management (ING REIM) operations in Europe and Asia, as well as Clarion Real Estate Securities (CRES), its U.S.-based global real estate listed securities business. The Company will not acquire ING’s U.S.-based private market real estate investment management company.

The Company will also acquire approximately $55 million of CRES co-investments from ING and potentially interests in other funds managed by ING REIM Europe and ING REIM Asia. In addition, the Company expects to incur transaction costs relating to the acquisitions of approximately $150 million (pre-tax), including financing, retention and integration costs. The acquisitions are expected to close in the second half of 2011 and are subject to approval by certain stakeholders, including regulatory agencies in the U.S., Europe and Asia.

A copy of the press release issued by the Company on February 15, 2011 concerning the transaction is furnished as Exhibit 99.1.  The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K. The Company is scheduled to hold a conference call with investors and analysts on February 15, 2011.  A copy of the presentation to be used during such conference call is furnished as Exhibit 99.2.

The information contained in this Item 7.01 and exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of CB Richard Ellis Group, Inc., dated February 15, 2011
99.2	ING REIM Presentation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 15, 2011		CB RICHARD ELLIS GROUP, INC.

		By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer